UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2014

XIANGTIAN (USA) AIR POWER CO., LTD.

(Name of Small Business Issuer in its Charter)

Delaware	87-0640467
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Unit 602 Causeway Bay Comm Bldg 1

Sugar Street, Causeway Bay

Hong Kong, People’s Republic of China

(Address of principal executive offices)

86 10 859 10 261

(Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01: Changes In Registrant’s Certifying Accountant

On June 12, 2014, Kenne Ruan, CPA, P.C. (“KR”) resigned as our registered independent public accountant, effective June 12, 2014.

The decision to accept the resignation of Kenne Ruan, CPA, P.C. has been approved by our board of directors.

During the period between the Company's engagement of KR on June 8, 2013, through the fiscal year ended July 31, 2013, and any subsequent interim period before such resignation, there were no disagreements with KR on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KR would have caused it to make reference to such disagreement in its reports, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. The audit report of KR on the Company’s financial statements for fiscal year ended July 31, 2013 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern because the Company had suffered recurring losses from operations and had a net capital deficiency. The financial statements did not include any adjustments that might result from the outcome of this uncertainty.

We provided KR with a copy of this disclosure before its filing with the Securities and Exchange Commission ("SEC"). We requested that KR provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of the letter provided by KR is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are furnished herewith:

16.1 Letter from Kenne Ruan, CPA, P.C., dated June 16, 2014 to United States Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XIANGTIAN (USA) AIR POWER CO., LTD.

By:	/s/ Deng Rong Zhou
Name:	Deng Rong Zhou
Title:	Chief Executive Officer

Date: June 16, 2014